SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Delaware Pooled® Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

[ ]	Fee paid previously with preliminary proxy materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Delaware REIT Fund Call Script

Good (morning, afternoon, evening), my name is (Full Name).

I am calling on behalf of an investment with Delaware REIT Fund.

May I please speak with Mr./Mrs. (full name)?

Good _____________ Mr./Mrs. ___________, I wanted to confirm that you have received the proxy material for the shareholder meeting scheduled for May 7th.

Have you received the information?

If “Yes” or positive response:
If you’re not able to attend the meeting, I can record your voting instructions by phone.
Your Board of Trustees is recommending a vote in favor.

If “No” or negative response:
I would be happy to review the meeting agenda and record your vote by phone.
However, the Board of Trustees is recommending a vote in favor.

Would you like to vote along with the Board’s Recommendation?

Would you like to vote all of your accounts accordingly?

Confirmation – I am recording your (in favor/against/abstain) vote.
For confirmation purposes:
  Please state your full name. (pause for response)
  According to our records, you reside in (city, state, zip code).
  To ensure that we have the correct address for the written confirmation, please state your street address. (pause for response)
Thank you. You will receive written confirmation of your voting instructions in 3 to 5 business days. Once you receive your confirmation, if you have any questions, feel free to contact us at the toll free number listed on the confirmation. Mr./Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening).

Rebuttals

If shareholder asks what we mean by “all accounts accordingly”:

“This means would you like to vote all of your accounts with Delaware REIT Fund ________.” (In favor, against, or abstaining)

If shareholder asks how many accounts he has:

“Currently my system shows ____ accounts, but depending on how the account is registered, additional accounts may not be grouped with your main account.”

If shareholder will not vote until the material is received:

Due to time constraints, we recommend that we e-mail to you the proxy materials to ensure delivery before the meeting date. Could I please have your e-mail address if you would like me to e-mail the materials to you?

If shareholder indicates that shares have been sold since record date:

You are a shareholder as of the proxy record date of March 26, 2010 as such you retain the voting rights for these shares.

If shareholder indicates that they have voted before or have been contacted before about this meeting:

The Fund has had to schedule a new special meeting of shareholders due to insufficient shareholder participation for the last proxy meeting. The Fund needs all shareholders to cast their vote again for the upcoming May 7th meeting.

If shareholder asks if the vote they cast for the last proxy meeting for this fund counts as a vote for this proxy meeting:

Since a new record and meeting date has been set the Fund is required to solicit a new set of voting instructions from shareholders. The vote cast previously will not count toward this meeting.

Delaware REIT Fund ADVANCED Call Script

NOTE: Advanced call script introduction used within last 4 days before shareholder meeting. If meeting adjourns the scripting reverts back to basic call script after the adjournment.

Good morning/afternoon/evening, my name is (Full Name) and I’m calling regarding Delaware REIT Fund’s special meeting of shareholders scheduled to take place in 4 days on May 7th.

May I please speak with ______________?

(Re-greet if necessary)

Mr./Mrs./Ms. (insert last name), our records indicate that there is no proxy vote registered for your investment. Due to the lack of time between now and the meeting date, we are following up with shareholders to insure that all proxy votes are recorded prior to the shareholder meeting.

Subject line: Proxy Vote for Delaware REIT Fund

Hello all,

In connection with the sale of Delaware Investments to Macquarie Group, there is a proxy solicitation for shareholders of Delaware REIT Fund (“Fund”) currently underway. Due to the requirements of certain Federal securities laws, the Fund’s previous investment management agreement terminated at the closing of the sale of Delaware Investments on Jan. 4, 2010, and the Fund is currently being managed pursuant to a temporary interim investment management agreement. As a result, shareholders of the Fund are being asked to approve a new investment management agreement between Delaware Pooled® Trust on behalf of the Fund and Delaware Management Company (“DMC”) so that DMC may continue to serve as the investment manager of the Fund.

If you have investments in the Fund, you should have received a proxy statement and one or more proxy cards in the mail.

Please note that this is a new proxy event. If you were a shareholder of record in the Fund during last year’s proxy campaign, the proxy materials that you should have received may appear to be the same as the materials you received in late 2009. However, these materials are different, and they require your attention once again.

Please be sure to vote your proxy even if you responded to the materials you received last year. Because this is a new and distinct proxy campaign, your response to last year’s mailing does not count toward the current campaign.

Please vote today. Your vote is important, no matter how many shares you own.

If you have already voted for all of your accounts, thank you, and you don’t need to do it again. If you do not have the proxy materials but are a shareholder, please e-mail Amy McKay at amy.mckay@delinvest.com with questions or for new materials.

Thank you for your participation in this important event.